Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RHINO RESOURCE PARTNERS LP

April 19, 2010

This Certificate of Limited Partnership, dated April 19, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.             Name.  The name of the Partnership is “Rhino Resource Partners LP”.

2.             Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

3.             General Partner.  The name and the business address of the general partner are:

Rhino GP LLC

411 West Putnam Avenue

Greenwich, Connecticut 06830

4.             This Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

RHINO RESOURCE PARTNERS LP

By:	Rhino GP LLC,
its General Partner

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Authorized Person

SIGNATURE PAGE TO

CERTIFICATE OF LIMITED PARTNERSHIP OF RHINO RESOURCE PARTNERS LP